Period Ended April 30, 2005

John Hancock Investment Trust III

- John Hancock Mid Cap Growth Fund
Series - 4
NAV per share - Class C    $7.49
NAV per share - Class I    $8.44

- John Hancock International Fund
Series - 5
NAV per share - Class C    $6.66
NAV per share - Class I     $6.66